Exhibit 1.1

HELIX ENERGY SOLUTIONS GROUP, INC.

Up to $50,000,000 Aggregate Sales Price of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: August 11, 2016

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries of the Company
Exhibit E-1	–	Form of Opinion of Company Counsel
Exhibit E-2	–	Form of Opinion of Minnesota Counsel
Exhibit E-3	–	Form of Opinion of Scottish Counsel
Exhibit E-4	–	Form of Opinion of Luxembourg Counsel
Exhibit E-5	–	Form of Opinion of Cayman Islands Counsel
Exhibit E-6	–	Form of General Counsel Opinion
Exhibit F	–	Officer Certificate
Exhibit G	–	Issuer Pricing Free Writing Prospectus

ii

HELIX ENERGY SOLUTIONS GROUP, INC.

Up to $50,000,000 Aggregate Sales Price of Common Stock

EQUITY DISTRIBUTION AGREEMENT

August 11, 2016

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Wells Fargo Securities, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, no par value, (the “Common Stock”), having an aggregate sale price of up to $50,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Wells Fargo Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Wells Fargo Securities will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to Wells Fargo Securities as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-210114), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act. The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Wells Fargo Securities, for use by Wells Fargo Securities, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Wells Fargo Securities by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such Exhibit B), and shall be addressed to each of the individuals from Wells Fargo Securities set forth on Exhibit B, as such Exhibit B may be amended from time to time. If Wells Fargo Securities wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Wells Fargo Securities will, as reasonably promptly as practical, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Wells Fargo Securities set forth on Exhibit B) setting forth the terms that Wells Fargo Securities is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Wells Fargo Securities until the Company delivers to Wells Fargo Securities an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Wells Fargo Securities set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Wells Fargo Securities’ acceptance of the terms of the Placement Notice or upon receipt by Wells Fargo Securities of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to Wells Fargo Securities in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Wells Fargo Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Wells Fargo Securities and either (i) Wells Fargo Securities accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. For the purposes hereof, “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banks are required to be closed in New York City.

SECTION 3. Sale of Placement Securities by Wells Fargo Securities.

Subject to the provisions of Section 6(a), Wells Fargo Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Wells Fargo Securities will provide written confirmation, including by email or fax transmission, to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Wells Fargo Securities pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Wells Fargo Securities (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that Wells Fargo Securities will be successful in selling Placement Shares, and (ii) Wells Fargo Securities will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Wells Fargo Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the NYSE.

SECTION 4. Suspension of Sales. The Company or Wells Fargo Securities may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to Wells Fargo Securities as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Wells Fargo Securities, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. At the respective times, each prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Wells Fargo Securities expressly for use therein. For purposes of this Agreement, the only information so furnished in any Registration Statement, Prospectus or Issuer Free Writing Prospectus shall be Wells Fargo Securities’ name (the “Agent Information”).

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Wells Fargo Securities (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Wells Fargo Securities specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act) was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation of the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3) Independent Accountants. The accountants whose reports appear in the Prospectus or are incorporated by reference therein, are, and during the periods covered by such reports were, registered independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(4) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration

Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the entities to which they relate at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement or the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The summary financial data and selected financial data included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included, or incorporated by reference, in the Registration Statement and the Prospectus. The Company’s ratios of earnings to fixed charges and, if applicable, ratios of earnings to combined fixed charges and preferred stock dividends (actual and, if any, pro forma) included, or incorporated by reference, in the Registration Statement and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S K of the Commission. Any information contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included, or incorporated by reference, in the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those that are in the ordinary course, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company or its subsidiaries, which is material to the Company and its subsidiaries considered as one enterprise, (D) other than the issuance of Common Stock pursuant to the exercise or vesting of any Awards (as defined herein) outstanding on the date hereof and issued pursuant to the Equity Plans (as defined herein), there have been no changes in the authorized or outstanding capital stock of the Company or its subsidiaries, (E) there have been no material changes in the outstanding indebtedness of the Company, and (F) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock.

(6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Texas) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(7) Good Standing of Subsidiaries. Each Material Subsidiary of the Company identified as such under a separate caption on Exhibit D has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Exhibit D hereto and Exhibit D accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary that is a partnership or limited liability company, its general partners and managing members, respectively. The Company has identified its Material Subsidiaries under a separate caption on Exhibit D.

(8) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable. None of the Company’s outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights and no further approval or authority of the Company’s stockholders or the Company’s Board of Directors is required for the issuance and sale of the Securities; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its Capital Stock or any securities convertible into or exchangeable for any of such Capital Stock.

(9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(10) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to Wells Fargo Securities pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Securities being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Securities being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance.

(11) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(12) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except in the case of Company Documents for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of (a) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except for such violations in clause (b) that would not result in a Material Adverse Effect.

(13) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent. The Company is not aware that any key employee or significant group of employees of the Company or any of the subsidiaries plans to terminate employment with the Company or any of the subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect.

(14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(15) Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Business—Government Regulation,” “Business—Environmental Regulation,” and “Description of Capital Stock,” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(16) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted, except where failure to own or possess or have the right to use would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(17) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Company of this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act and the Exchange Act or such as may be required under state securities laws.

(18) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess such Governmental Licenses would not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a

Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(19) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such Liens as (a) are described in the Registration Statement and the Prospectus or (b) would not or would not reasonably be expected to, individually or in the aggregate, materially affect the value of such property and would not or would not reasonably be expected to interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.

(20) Investment Company Act. The Company is not, and upon the sale of the Securities to Wells Fargo Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” the Company will not be required to register as an “investment company” as such term is defined in the 1940 Act.

(21) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(22) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(23) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(24) NYSE. The outstanding shares of Common Stock and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(25) Tax Returns. The Company and its subsidiaries have filed in a timely manner all foreign, federal, state and local tax returns that are required to be filed through the date hereof or have properly requested and have been granted extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that, to the knowledge of the Company, has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(26) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for except for claims which would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(27) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(28) Stock Options and Other Equity Incentive Grants. With respect to stock options or other equity incentive grants (collectively, “Awards”) granted pursuant to the equity-based compensation plans of the Company (the “Equity Plans”), (i) all stock options have been granted with a per-share exercise price that is either (x) at least equal to the fair market value of a share of Common Stock as of the date of such grant, or (y) at least equal to the five-day average closing stock price of a share of Common Stock prior to the date of such grant, (ii) each such grant was made in compliance in all material respects with the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.

(29) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(30) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Wells Fargo Securities as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Wells Fargo Securities.

(31) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(32) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company, nor any of its directors, officers, affiliates or controlling persons, has taken and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(33) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included, or incorporated by reference, in the Registration Statement or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, all such data included, or incorporated by reference, in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived. The Company has obtained the written consent for the use of such data from such sources to the extent necessary or as required.

(34) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or antibribery laws, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(35) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(36) No Conflicts with Sanctions Laws. Neither the Company, nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the

Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not, directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that would reasonably be likely to result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(37) No Criminal Proceedings. To the knowledge of the Company, none of the current directors or officers of the Company is subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

(38) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus or set forth in (i) the Credit Agreement dated September 26, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Helix Q5000 Holdings S.à r.l., Helix Vessel Finance S.à r.l. and Nordea Bank AB, London Branch (as successor to Nordea Bank Finland PLC, London Branch) as administrative agent and collateral agent, together with the other lenders party thereto; and (ii) the Credit Agreement dated June 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, and the other lender parties named thereto; neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with Wells Fargo Securities, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to Wells Fargo Securities or any affiliate thereof.

(39) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to Wells Fargo Securities hereunder.

(40) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Prospectus that have not been described as required.

(41) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(42) No Other Contracts. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or Wells Fargo Securities for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(43) Proprietary Trading by Wells Fargo Securities. The Company acknowledges and agrees that Wells Fargo Securities has informed the Company that Wells Fargo Securities may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities.

(44) FINRA Matters. All of the information provided to Wells Fargo Securities or to counsel for Wells Fargo Securities by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct. To the knowledge of the Company, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Company has any association with any FINRA member.

(45) No Prohibition on Dividends by Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends or making any other distributions on such subsidiary’s capital stock, from repaying any debt owed to the Company or any of its other subsidiaries, or from transferring any of its property or assets to the Company or any of its other subsidiaries.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Wells Fargo Securities or to counsel for Wells Fargo Securities shall be deemed a representation and warranty by the Company to Wells Fargo Securities as to the matters covered thereby.

SECTION 6. Sale and Delivery to Wells Fargo Securities; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Wells Fargo Securities’ acceptance of the terms of a Placement Notice or upon receipt by Wells Fargo Securities of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Wells Fargo Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Wells Fargo Securities will be successful in selling Placement Securities, (ii) Wells Fargo Securities will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wells Fargo Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Wells Fargo Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities.

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Wells Fargo Securities at which such Placement Securities were sold, after deduction for (i) Wells Fargo Securities’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Wells Fargo Securities’ or its designee’s account (provided Wells Fargo Securities shall have given the Company written notice of such designee within one Business Day of a Placement) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Wells Fargo Securities will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date (other than as a result of the failure of Wells Fargo Securities to initiate a DWAC with respect to such Placement Securities on the next Business Day after the sale of Placement Securities), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 10(d) hereto, it will (i) hold Wells Fargo Securities harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to Wells Fargo Securities any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Securities shall be in such denominations and registered in such names as Wells Fargo Securities may request in writing at least one full Business Day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless Wells Fargo Securities shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Wells Fargo Securities in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Wells Fargo Securities in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(f) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct Wells Fargo Securities to offer or sell, any Securities through Wells Fargo Securities as agent (and, by notice to Wells Fargo Securities given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and Wells Fargo Securities shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(f)(1) hereof, at any time during the period commencing on the 10th Business Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(1) If the Company wishes to offer or sell Securities to Wells Fargo Securities as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to Wells Fargo Securities (with a copy to counsel to Wells Fargo Securities) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), and, prior to its filing, obtain the written consent of Wells Fargo Securities to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provide Wells Fargo Securities with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford Wells Fargo Securities the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 6(f) hereof, which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with Wells Fargo Securities as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Wells Fargo Securities promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Wells Fargo Securities’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Wells Fargo Securities’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Wells Fargo Securities (provided, however, that the failure of Wells Fargo Securities to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Wells Fargo Securities within a reasonable period of time before the filing and Wells Fargo Securities has not reasonably objected thereto (provided, however, that the failure of Wells Fargo Securities to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Wells Fargo Securities at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise Wells Fargo Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings by the Commission for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to Wells Fargo Securities and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Wells Fargo Securities may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Wells Fargo Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Wells Fargo Securities or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Wells Fargo Securities to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Wells Fargo Securities such number of copies of such amendment or supplement as Wells Fargo Securities may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Wells Fargo Securities to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Wells Fargo Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Wells Fargo Securities may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Wells Fargo Securities the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. The Company will not, without (i) giving Wells Fargo Securities at least five (5) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) Wells Fargo Securities suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by Wells Fargo Securities in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the

Common Stock to be offered and sold through Wells Fargo Securities pursuant to this Agreement, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Wells Fargo Securities promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Wells Fargo Securities pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Wells Fargo Securities or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Wells Fargo Securities may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through Wells Fargo Securities, the Net Proceeds to the Company and the compensation payable by the Company to Wells Fargo Securities with respect to such Placement Securities.

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by Wells Fargo Securities (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish Wells Fargo Securities with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Wells Fargo Securities with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Wells Fargo Securities sells any Placement Securities, the Company shall provide Wells Fargo Securities with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p) Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to Wells Fargo Securities a written opinion of Locke Lord LLP (“Company Counsel”), Maslon LLP, Minnesota counsel to the Company, Pinsent Masons LLP, Scottish counsel to the Company, Loyens & Loeff Luxembourg SARL, Luxembourg counsel to the Company and Maples and Calder, Cayman Islands counsel to the Company and the General Counsel of the Company or other counsel reasonably satisfactory to Wells Fargo Securities, in form and substance satisfactory to Wells Fargo Securities and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit E-1, Exhibit E-2, Exhibit E-3, Exhibit E-4, Exhibit E-5 and Exhibit E-6 modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Wells Fargo Securities with a letter (a “Reliance Letter”) to the effect that Wells Fargo Securities may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included, or incorporated by reference, in the Registration Statement or the Prospectus) to furnish Wells Fargo Securities letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to Wells Fargo Securities, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r) Opinion of Counsel for Wells Fargo Securities. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, Wells Fargo Securities shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for Wells Fargo Securities, dated such date, with respect to such matters as Wells Fargo Securities may reasonably request.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Wells Fargo Securities; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t) Insurance. The Company and its subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Wells Fargo Securities in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Wells Fargo Securities in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Wells Fargo Securities as principal or agent hereunder.

(y) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(z) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify Wells Fargo Securities and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 8. Payment of Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Wells Fargo Securities of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Wells Fargo Securities, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Wells Fargo Securities, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for Wells Fargo Securities in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to Wells Fargo Securities of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Wells Fargo Securities to investors, (vii) the preparation, printing and delivery to Wells Fargo Securities of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Wells Fargo Securities in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) the disbursements of counsel for Wells Fargo Securities in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) all reasonable out-of-pocket expenses of Wells Fargo Securities, including the reasonable fees and disbursements of counsel for Wells Fargo Securities incurred by Wells Fargo Securities in connection with the transactions contemplated by this Agreement up to a maximum of $25,000 in connection with the execution of this Agreement and when the first Securities are sold pursuant to the terms of this Agreement and a maximum of $20,000 related to each Representation Date.

SECTION 9. Conditions of Wells Fargo Securities’ Obligations. The obligations of Wells Fargo Securities hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Wells Fargo Securities shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Wells Fargo Securities’ reasonable opinion is material, or omits to state a fact that in Wells Fargo Securities’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Registration Statement and the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been a Material Adverse Effect on the Company.

(e) Opinion of Counsel for Company. Wells Fargo Securities shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions are required pursuant to Section 7(p).

(f) Representation Certificate. Wells Fargo Securities shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Accountant’s Comfort Letter. Wells Fargo Securities shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Wells Fargo Securities shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Wells Fargo Securities by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless Wells Fargo Securities, its affiliates (as such term is defined in Rule 501(b) of the Securities Act), and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any Placement Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Wells Fargo Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.

(b) Indemnification by Wells Fargo Securities. Wells Fargo Securities agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Wells Fargo Securities; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for reasonable, documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice in writing of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Wells Fargo Securities on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Wells Fargo Securities on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and Wells Fargo Securities on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by Wells Fargo Securities, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and Wells Fargo Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Wells Fargo Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Wells Fargo Securities agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, Wells Fargo Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which Wells Fargo Securities has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Wells Fargo Securities, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wells Fargo Securities or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Wells Fargo Securities.

SECTION 13. Termination of Agreement.

(a) Termination; General. Wells Fargo Securities may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wells Fargo Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by Wells Fargo Securities. Wells Fargo Securities shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through Wells Fargo Securities on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Wells Fargo Securities or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo Securities shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, fax no. (212) 214-5918, Attention of Equity Syndicate Department; notices to the Company shall be directed to it at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North Suite 400, Houston, Texas 77043, fax no. 281-618-0505, Attention of Anthony Tripodo.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon Wells Fargo Securities, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Wells Fargo Securities, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wells Fargo Securities, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Wells Fargo Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 20. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject including, without limitation, all Subject Instruments.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Existing Credit Agreements” means (i) the Credit Agreement dated September 26, 2014, by and among Helix Q5000 Holdings S.à r.l., Helix Vessel Finance S.à r.l. and Nordea Bank AB, London Branch (as successor to Nordea Bank Finland PLC, London Branch) as administrative agent and collateral agent, together with the other lenders party thereto; (ii) the Credit Agreement dated June 19, 2013, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, and the other lender parties named thereto; and (iii) Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of August 16, 2000, each as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Existing Indentures” means (i) the Indenture dated as of March 12, 2012 between Helix Energy Solutions Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, and (ii) the Trust Indenture, dated as of August 16, 2000, between Cal Dive I-Title XI, Inc. and Wilmington Trust, as indenture trustee, each as amended, supplemented or restated, if applicable, including any debt securities, pledge agreements, security agreements, mortgages, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to Wells Fargo Securities for use in connection with the offering of the Securities.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by- laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreements, the Existing Indentures, and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Wells Fargo Securities outside of the United States.

SECTION 21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Wells Fargo Securities, and Wells Fargo Securities represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Wells Fargo Securities or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 22. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Wells Fargo Securities is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Wells Fargo Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Wells Fargo Securities has advised or is advising the Company on other matters, and Wells Fargo Securities has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by Wells Fargo Securities;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) Wells Fargo Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that Wells Fargo Securities and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Wells Fargo Securities has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against Wells Fargo Securities for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Wells Fargo Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo Securities and the Company in accordance with its terms.

Very truly yours,

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Elizabeth Alvarez
Authorized Signatory
Managing Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Helix Energy Solutions Group, Inc. (the “Company”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) dated August 11, 2016 (the “Agreement”), I hereby request on behalf of the Company that Wells Fargo Securities sell up to [●] shares of the Company’s common stock, no par value, at a minimum market price of $[●] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY WELLS FARGO SECURITIES, AND/OR THE CAPACITY IN WHICH WELLS FARGO SECURITIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Craig Stampone

Thomas DeLoache

Richard Maxwell

Bernard Chang

Scott Warrender

James Peery

Brandon DeFrehn

Helix Energy Solutions Group, Inc.

Anthony Tripodo

Erik Staffeldt

Alisa Johnson

B-1

EXHIBIT C

COMPENSATION

Wells Fargo Securities shall be paid compensation equal to 2.00% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

SUBSIDIARIES OF THE COMPANY1

Name	Jurisdiction of Organization	Type of Entity
Cal Dive I-Title XI, Inc.	Texas	Corporation
Canyon Offshore, Inc.	Texas	Corporation
Canyon Offshore International Corp.	Texas	Corporation
Canyon Offshore Limited	Scotland	Limited Company
Energy Resource Technology (U.K.) Limited	Scotland	Limited Company
ERT Camelot Limited	Scotland	Limited Company
Helix do Brasil Serviços de Petróleo Ltda	Brazil	Limited Liability Company
Helix Energy Services PTE. Limited	Singapore	Private Limited Company
Helix Energy Services Pty Ltd	Australia	Limited Company
Helix Energy Solutions (U.K.) Limited	Scotland	Limited Company
Helix HR Services Limited	Scotland	Limited Company
Helix Ingleside LLC	Delaware	Limited Liability Company
Helix Offshore Crewing Services PTE. Ltd.	Singapore	Private Limited Company
Helix Offshore International Holdings S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Offshore International, Inc.	Texas	Corporation
Helix Offshore International S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Offshore Ltd.	Cayman Islands	Private Limited Company
Helix Offshore Services S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Property Corp.	Texas	Corporation
Helix Q5000 Holdings S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Q7000 Vessel Holdings S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix RDS Sdn. Bhd. (30%)	Malaysia	Private Limited Company
Helix Subsea Construction, Inc.	Delaware	Corporation
Helix Vessel Finance S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Well Ops Inc.	Texas	Corporation
Helix Well Ops Offshore Services Limited	Scotland	Limited Company
Helix Well Ops S.à r.l.	Grand Duchy of Luxembourg	Corporation
Helix Well Ops SEA Pty Ltd	Australia	Limited Company
Helix Well Ops (U.K.) Limited	Scotland	Corporation
Independence Hub, LLC (20%)	Delaware	Limited Liability Company
Kommandor LLC	Delaware	Limited Liability Company
Offshore Well Services, S. de R.L. de C.V.	Mexico	Limited Liability Company
Well Ops SEA Pty Ltd	Australia	Limited Company

D-1

Partnerships

Entity	Partners/Members
Independence Hub, LLC	Helix Energy Solutions Group, Inc. (20%) and Manta Ray Gathering Company L.L.C. (80%)
Helix RDS Sdn. Bhd.	Helix Energy Solutions (U.K.) Limited (30%) and Tekad Ekuiti Sdn. Bhd. (70%)
Helix Ingleside LLC	Helix Energy Solutions Group, Inc.
Kommander LLC	Helix Energy Solutions Group, Inc.

MATERIAL SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Foreign Qualifications
Cal Dive I-Title XI, Inc.	Texas	N/A
Canyon Offshore, Inc.	Texas	N/A
Canyon Offshore International Corp.	Texas	N/A
Canyon Offshore Limited	Scotland	N/A
Helix Offshore International Holdings S.à r.l.	Grand Duchy of Luxembourg	N/A
Helix Offshore International S.à r.l.	Grand Duchy of Luxembourg	N/A
Helix Offshore Ltd.	Cayman Islands	N/A
Helix Q5000 Holdings S.à r.l.	Grand Duchy of Luxembourg	N/A
Helix Well Ops Inc.	Texas	N/A
Helix Well Ops Offshore Services Limited	Scotland	N/A
Helix Well Ops S.à r.l.	Grand Duchy of Luxembourg	N/A
Helix Well Ops (U.K.) Limited	Scotland	N/A

D-2

EXHIBIT E-1

FORM OF OPINION OF COMPANY COUNSEL

(1) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the state of Texas. With your consent, based solely on certificates from public officials, we confirm that the Company is qualified to do business in the following states: Louisiana.

(2) Each U.S. Subsidiary (as defined below) is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; except as otherwise disclosed in the Registration Statement and the Prospectus or as set forth in the Subject Instruments, all of the issued and outstanding shares of capital stock of each U.S. Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, to our knowledge and except as otherwise disclosed in the Registration Statement and the Prospectus or as set forth in the Subject Instruments, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any Liens. As used in this opinion, the term “U.S. Subsidiaries” means the Material Subsidiaries indicated as such on Exhibit D to the Equity Distribution Agreement that are organized in the United States.

(3) The execution, delivery and performance of the Equity Distribution Agreement and the consummation of the transactions contemplated in the Equity Distribution Agreement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Equity Distribution Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any U.S. Subsidiary pursuant to any material Company Document except for such breaches, defaults or Liens that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the U.S. Subsidiaries or violate the Texas Business Organizations Code or any current U.S. federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company and the U.S. Subsidiaries or to the transactions of the type contemplated by the Equity Distribution Agreement, nor will such action breach or otherwise violate any existing obligation of or restriction on the Company or any U.S. Subsidiary under any order, judgment, or decree known to us of any U.S. federal or Texas court or governmental authority having jurisdiction over the Company or any U.S. Subsidiary.

(4) The Registration Statement has been declared effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(5) The Registration Statement and any amendments thereto, as of their respective effective dates, and the Prospectus and any amendments or supplements thereto, as of their respective dates, (in each case other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom and the documents incorporated by reference therein, as to which we have not been called upon to express an opinion), as of the respective dates they were filed with the Commission or became effective, each appear on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations promulgated thereunder.

(6) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), as of the respective dates they were filed with the Commission or became effective, each appear on its face to be appropriately responsive in all material respects to the applicable form requirements for such documents under the Exchange Act and the rules and regulations promulgated thereunder.

(7) The descriptions in the Registration Statement and the Prospectus of the Subject Instruments are accurate in all material respects.

(8) To our knowledge and without investigation of any external dockets, except as otherwise disclosed in the Registration Statement and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any U.S. Subsidiary is a party, or to which the property of the Company or any U.S. Subsidiary is subject, before or brought by any court or governmental agency or body which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Equity Distribution Agreement or the performance by the Company of its obligations thereunder.

(9) The information in the Prospectus under the caption “Description of Capital Stock,” “Certain U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders,” “Business-Government Regulation,” “Business-Environmental Regulation,” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws, any Subject Instrument or other instruments or agreements, summaries of legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(10) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal or Texas state court or governmental authority or agency (other than under the Securities Act and the Exchange Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we have not been called upon to express an opinion) is necessary or required in connection with the due authorization, execution and delivery of the Equity Distribution Agreement or for the offering, issuance, sale or delivery of the Securities.

(11) The Company is not and, immediately after giving effect to the sale of the Securities as contemplated in the Equity Distribution Agreement and the application of the net proceeds therefrom as described in the Prospectus, will not be required to register as an “investment company,” as such term is defined in the 1940 Act.

In addition, Locke Lord LLP shall include in its opinion or a separate letter the following language:

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and your representatives, at which the contents of the Registration Statement, the Prospectus, the Prospectus Supplement, and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, Prospectus, the Prospectus Supplement and any Issuer Free Writing Prospectus (the “Offering Documents”) (except as and to the extent stated in paragraph 9 above), and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Offering Documents involve matters of a non-legal nature. Accordingly, we do not pass upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents, (except as and to the extent stated in paragraph 9 above). Subject to the foregoing and on the basis of the information we gained in the course of performing services referred to above, we advise you that nothing has come to our attention that would lead us to believe that:

(a) the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Prospectus and any Issuer Free Writing Prospectus or any amendment or supplement thereto, as of their respective dates or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that we make no statement and express no belief with respect to financial statements and schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto.

In the event that such opinion shall define the term “Registration Statement,” “Prospectus” or “Issuer Free Writing Prospectus” (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in the Equity Distribution Agreement ), such opinion shall define the terms “Registration Statement” to include the information deemed to be a part of such registration statement pursuant to Rule 430B of the Securities, shall define the term “Prospectus” as the Prospectus in the form first filed with the Commission pursuant to Rule 424(b), and shall define the term “Issuer Free Writing Prospectus” as those documents in the respective forms furnished to Wells Fargo Securities for use in connection with the offering of the Securities and shall define the terms “Registration Statement” and “Prospectus” as including the documents incorporated by reference therein.

In rendering such opinion, Company Counsel shall state that such opinion covers matters arising under the laws of the State of Texas and the federal laws of the United States of America. In rendering such opinion, Company Counsel may rely as to matters involving the laws of any other state upon the opinion of local counsel satisfactory to Wells Fargo Securities; provided that such opinion shall be addressed to Wells Fargo Securities, shall state that Company Counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Equity Distribution Agreement, shall be dated the same date as the opinion of Company Counsel, shall be delivered to Wells Fargo Securities at the same time that the opinion of Company Counsel is delivered, and shall be reasonably satisfactory in form and substance to Wells Fargo Securities. In rendering such opinion, Company Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may state that, whenever a statement therein is qualified by the phrase “to our knowledge,” it is intended to indicate that no information has come to the attention of those attorneys in such firm who are responsible for opinion letter (after such inquiry with such attorneys in such firm, and review of such documents as they considered necessary) that has given such attorneys actual knowledge of the inaccuracy of such statement. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT E-2

FORM OF OPINION OF MINNESOTA COUNSEL

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

(2) The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement.

(3) The Company has the authorized capitalization as set forth in the Prospectus.

(4) The execution, delivery and performance of the Equity Distribution Agreement have been duly authorized by all necessary corporate action of the Company, and the Equity Distribution Agreement has been duly executed and delivered by the Company.

(5) The Securities to be sold by the Company pursuant to the Equity Distribution Agreement have been duly authorized for issuance and sale to Wells Fargo Securities pursuant to the Equity Distribution Agreement and, when issued and delivered by the Company pursuant to the Equity Distribution Agreement against payment of the consideration set forth in the Equity Distribution Agreement, will be validly issued, fully paid and non-assessable.

(6) The issuance and sale of the Securities to be sold by the Company pursuant to the Equity Distribution Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person to subscribe for or purchase securities of the Company arising under the charter or bylaws of the Company, the laws of the State of Minnesota or any agreement to which the Company is a party and is filed as an exhibit to the Registration Statement.

(7) No holder of the Securities sold by the Company pursuant to the Equity Distribution Agreement is or will be subject to personal liability solely by reason of being such a holder under the charter or bylaws of the Company, the laws of the State of Minnesota or with respect to any agreement to which the Company is a party and is filed as an exhibit to the Registration Statement.

(8) The execution, delivery and performance of the Equity Distribution Agreement and the consummation of the transactions contemplated in the Equity Distribution Agreement and the Prospectus and compliance by the Company with its obligations under the Equity Distribution Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the articles of incorporation or bylaws of the Company or violate any current Minnesota statute, rule or regulation; nor will such action breach or otherwise violate any existing obligation of or restriction on the Company under any order or decree known to us of any Minnesota governmental authority having jurisdiction over the Company.

EXHIBIT E-3

FORM OF OPINION OF SCOTTISH COUNSEL

(1) Each of the Material Subsidiaries organized under the laws of Scotland (the “Scottish Material Subsidiaries”) is a company duly incorporated and validly existing with limited liability under Scottish law. No Scottish Material Subsidiary is in liquidation, administration or administrative receivership or subject to a voluntary arrangement or moratorium in respect of a proposed voluntary arrangement nor has a receiver or manager of its property been appointed. No action is currently being taken by the Registrar of Companies in respect of the Scottish Material Subsidiaries for striking off or dissolution.

(2) Each Scottish Material Subsidiary has the corporate power under its Articles of Association to own, lease and operate its properties and carry on its business as described in the Registration Statement.

(3) The register of members of each Scottish Material Subsidiary shows that the issued share capital of each Scottish Material Subsidiary has been issued as fully paid up.

(4) The register of members of the relevant Scottish Material Subsidiary shows that: (a) Helix Energy Solutions (U.K.) Limited is the registered holder of the entire issued share capital of Helix Well Ops (U.K.) Limited; (b) Helix Well Ops (U.K.) Limited is the registered holder of the entire issued share capital of Helix Well Ops Offshore Services Limited; and (c) Bank of America, N.A. (as Administrative Agent) is the registered holder of the entire issued share capital of Canyon Offshore Limited.

(5) Save for the share pledge dated June 28 and 30, 2006 between Canyon Offshore, Inc and Bank of America, N.A. in respect of the entire issued share capital of Canyon Offshore Limited, the register of members of each Scottish Material Subsidiary does not disclose any security over the shares in that Scottish Material Subsidiary.

(6) Each of the Scottish Material Subsidiaries has a lien over the shares in its capital for unpaid amounts in respect of such shares.

EXHIBIT E-4

FORM OF OPINION OF LUXEMBOURG COUNSEL

(1)	See Luxembourg proposed opinion.

EXHIBIT E-5

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL

(1) Helix Offshore Ltd. is duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

(2) Helix Offshore Ltd. has all requisite power and authority under its memorandum (the “Memorandum of Association”) and articles of association adopted on January 28, 2008 as amended by special resolutions dated June 3, 2011 and November 7, 2012 to own, lease and operate its properties and conduct its business as described in its Memorandum of Association.

(3) The authorized share capital of Helix Offshore Ltd. is 50,000 comprising 49,800 ordinary shares (the “Ordinary Shares”) of a par value of US $1.00 each and 200 preference shares (the “Preference Shares”) of a par value of US $1.00 each.

(4) Solely on the basis of such counsel’s review of the register of members of Helix Offshore Ltd., Helix Offshore Services S.a r.l. is registered as the legal owner of 100 Ordinary Shares and 200 Preference Shares, each in Helix Offshore Ltd.

(5) Based solely on such counsel’s search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of Helix Offshore Ltd. to the close of business (Cayman Islands time) on August [ ], 2016, the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which Helix Offshore Ltd. is identified as a defendant or respondent.

EXHIBIT E-6

FORM OF GENERAL COUNSEL OPINION

(1) To such counsel’s knowledge, none of the outstanding shares of capital stock of any Material Subsidiary that is a corporation, none of the outstanding partnership interests of any Material Subsidiary that is a limited or general partnership, and none of the outstanding limited liability company interests, membership interests or other similar interests of any Material Subsidiary that is a limited liability company were issued in violation of any preemptive rights, rights of first refusal or other similar rights of (i) any securityholder of such Material Subsidiary or (ii) with respect to the Material Subsidiaries organized in the United States, any other person arising under the Organizational Documents of such Material Subsidiary or the laws of its respective jurisdiction of organization.

(2) To such counsel’s knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement which have not been filed as required.

(3) Such counsel is without knowledge that there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving any Scottish Material Subsidiaries, of a character required to be disclosed in the Registration Statement or the Prospectus which is omitted or not adequately disclosed therein.

(4) Such counsel is without knowledge that there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving any Luxembourg Material Subsidiaries, of a character required to be disclosed in the Registration Statement or the Prospectus which is omitted or not adequately disclosed therein.

(5) The execution, delivery and performance of the Equity Distribution Agreement and the consummation of the transactions contemplated in the Equity Distribution Agreement and the Prospectus and compliance by the Company with its obligations under the Equity Distribution Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any breach or otherwise violate any existing obligation of or restriction on the Company under any judgment known to me of any Minnesota court against the Company.

(6) (A) To such counsel’s knowledge no authorization, approval, vote or other consent of any creditor of the Company, and (B) no waiver or consent under any Subject Instrument, is necessary or required in connection with the due authorization, execution and delivery of the Equity Distribution Agreement or for the offering, issuance, sale or delivery of the Securities.

EXHIBIT F

OFFICER CERTIFICATE

Pursuant to Section 7(o) of the Equity Distribution Agreement dated August 11, 2016 (the “Equity Distribution Agreement”) by and between Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and Wells Fargo Securities, LLC (“Wells Fargo Securities”), relating to the issuance and sale from time to time by the Company through or to the Manager of shares of common stock of the Company (the “Shares”) having an aggregate gross sales price of up to $50,000,000, I hereby certify, in my capacity as an executive officer of the Company, as follows (capitalized terms used but not defined herein have the respective meanings assigned to them in the Equity Distribution Agreement):

1. I am a duly elected and acting executive officer of the Company.

2. I have carefully examined the Registration Statement and the Prospectus, and any supplements or amendments thereto, and the Equity Distribution Agreement.

3. The representations and warranties of the Company in Section 5 of the Equity Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

4. The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof (other than those conditions waived by Wells Fargo Securities).

5. No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

6. Since the date of the most recent financial statements included in the Registration Statement and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

7. Each of (i) Latham & Watkins LLP, (ii) Locke Lord LLP, (iii) Maslon LLP, and (iv) Alisa B. Johnson, the Executive Vice President, General Counsel and Corporate Secretary of the Company, is entitled to rely on this certificate in connection with the opinion that such firm or person is rendering pursuant to Section 7 of the Equity Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above set forth.

Name:	Anthony Tripodo
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Company Officer’s Certificate

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

None